As filed with the Securities and Exchange Commission on April 13, 2004

                                             Registration No. __________________

                United States Securities and Exchange Commission
                             Washington, D.C. 20549

                                    Form S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933

                            Proton Laboratories, Inc.
             (Exact Name of Registrant as specified in its charter)

             Washington                                     91-2022700
   (State or Other Jurisdiction of                      (I.R.S. Employer
    Incorporation or Organization)                    Identification Number)


                            Proton Laboratories, Inc.
                     1150 Marina Village Parkway, Suite 103
                            Alameda, California 94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385
        (Address and telephone number of principal executive offices and principal place
                                  of business)

                          BentleyCapitalCorp.com, Inc.
                     (Former Name of small business issuer)

                        2004 Stock and Stock Option Plan
                            (Full Title of the Plan)

             Edward Alexander, Chief Executive Officer and President
                     1150 Marina Village Parkway, Suite 103
                            Alameda, California 94501
                              voice: (510) 865-6412
                               fax: (510) 865-9385
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                 With a Copy to:
                               Joel Seidner, Esq.
                             1240 Blalock, Suite 250
                              Houston, Texas 77055
                         voice: (713) 461-2627 ext. 210
                               fax: (713) 461-2633

                        Calculation Of Registration Fee


                                                      Proposed
                                                      Maximum
                                                      Offering
                                                      Price Per  Proposed       Amount of
                                       Amount to be   Share      Maximum        Registration
                                                                Aggregate
Title of Securities to be Registered    Registered      (1)    Offering Price   Fee
---------------------------------------------------------------------------------------------
Common Stock,                         500,000 shares  $ 1.70   $    850,000.00  $      115.00
par value $0.001,
the exercise of options granted
under to be issued upon grant of
stock or upon the 2004 Stock and
Stock Option Plan.

---------------
(1)     The Proposed Maximum Offering Price Per Share was computed pursuant to Rule 457 under the Securities Act of 1933, as amended (the "Securities Act") solely for the purpose of calculating the registration fee. Computation is based on the closing price of the common stock on the OTCBB under the stock symbol "BCPC' on April 12, 2004.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

     There are hereby incorporated by reference into this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission") by Proton Laboratories, Inc. (the "Registrant"):

1. The Registrant's Annual Report on Form 10-KSB for the year ended December 31, 2003, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

2. The description of the Registrant's Common Stock contained in Registrants' Registration Statement on Form SB-2 relating to the Registrant's Common Stock filed pursuant to Section 12(g) of the Exchange Act on August 25, 2003.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.     Description of Securities.

     Not applicable.

Item 5.     Interests of Named Experts and Counsel.

     Joel Seidner, Esq., Attorney At Law, 1240 Blalock Road, Suite 250, Houston, Texas 77055, tel. (713) 461-2627 ext. 210, has acted as our legal counsel for this offering. The validity of the shares offered by this prospectus has been passed upon for Proton Laboratories, Inc. by Mr. Seidner. As of April 12, 2004, Mr. Seidner owns 8,300 shares of our common stock.

Item 6.     Indemnification of Directors and Officers.

     The Washington Business Corporation Act at Title 23 RCW provides that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     However, the statutory indemnity does not apply to: (a) acts or omissions of the director finally adjudged to be intentional misconduct or a knowing violation of law; (b) unlawful distributions; or (c) any transaction with respect to which it was finally adjudged that such director personally received a benefit in money, property, or services to which the director was not legally entitled.

     Our Articles of Incorporation and By-Laws also state that we indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

Item 7.     Exemption from Registration Claimed.

     Not applicable.

Item 8.     Exhibits.

Exhibit Number              Exhibit Name

     4.1               2004 Stock and Stock Option Plan.

     5.1 Opinion of Counsel with respect to the legality of the securities being registered.

     23.1              Consent of Counsel (contained in Exhibit 5.1).

     23.2              Consent of Hansen, Barnett & Maxwell.

Item 9.     Undertakings.

(a)     The Registrant hereby undertakes that it will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

     (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

     (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement; and

    (iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new Registration Statement of the securities offered, and the Offering of the securities at that time to be the initial bona fide Offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the Offering.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant, Proton Laboratories, Inc., certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Alameda, State of California, on April 12, 2004.

                              Proton Laboratories, Inc


                              (signed) __________________
                              /s/ Edward Alexander
                              Edward Alexander
                              Director, Chief Executive Officer and
                              Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                         Title                             Date
--------------------------------------------------------------------------------


(signed) ______________
/s/ Edward Alexander          Director, Chief Executive Officer   April 12, 2004
Edward Alexander              and Chief Financial Officer




(signed) ______________
/s/ Dick Wullaert             Director, Vice President            April 12, 2004
Dick Wullaert                 and Chief Technical Officer



(signed) ______________
/s/ Michael Fintan Ledwith    Director                            April 12, 2004
Michael Fintan Ledwith

Exhibit Number              Exhibit Name

     4.1               2004 Stock and Stock Option Plan.

     5.1 Opinion of Counsel with respect to the legality of the securities being registered.

     23.1              Consent of Counsel (contained in Exhibit 5.1).

     23.2              Consent of Hansen, Barnett & Maxwell.